Exhibit 99.1
DIGITALBRIDGE ANNOUNCES FIRST QUARTER 2023 FINANCIAL RESULTS
Boca Raton, May 3, 2023 - DigitalBridge Group, Inc. (NYSE: DBRG) and subsidiaries (collectively, “DigitalBridge,” or the “Company”) today announced financial results for the first quarter ended March 31, 2023.
A First Quarter 2023 Earnings Presentation and a Supplemental Financial Report are available in the Events & Presentations and Financial Information sections, respectively, of the Shareholders tab on the Company’s website at www.digitalbridge.com. This information has also been furnished to the U.S. Securities and Exchange Commission in a Current Report on Form 8-K.
"We made steady progress during the quarter on our key strategic priorities for 2023, putting us on track to achieve our capital formation and corporate simplification goals," said Marc Ganzi, CEO of DigitalBridge. "We see increasingly compelling opportunities to deploy capital in a more rational market environment as well as supporting the continued growth of our portfolio companies as they build next generation networks to meet growing demand for connectivity and compute."

The Company reported first quarter 2023 total revenues of $250 million, GAAP net loss attributable to common stockholders of $(212) million, or $(1.34) per share, and Distributable Earnings of $(3) million, or $(0.02) per share.
Common and Preferred Dividends
On April 27, 2023, the Company’s Board of Directors declared a cash dividend of $0.01 per common share to be paid on July 17, 2023 to shareholders of record at the close of business on June 30, 2023; and declared cash dividends with respect to each series of the Company’s cumulative redeemable perpetual preferred stock in accordance with the terms of such series, as follows: Series H preferred stock: $0.4453125 per share; Series I preferred stock: $0.446875 per share; and Series J preferred stock: $0.4453125 per share, which will be paid on July 17, 2023 to the respective stockholders of record on July 11, 2023.
First Quarter 2023 Conference Call
The Company will conduct an earnings conference call and presentation to discuss the First Quarter 2023 financial results on Wednesday, May 3, 2023, at 10:00 a.m. Eastern Time (ET). The earnings presentation will be broadcast live over the Internet and a webcast link can be accessed on the Shareholders section of the Company’s website at ir.digitalbridge.com/events. To participate in the event by telephone, please dial (877) 407-4018 ten minutes prior to the start time (to allow time for registration). International callers should dial (201) 689-8471.
For those unable to participate during the live call, a replay will be available starting May 3, 2023, at 3:00 p.m. ET. To access the replay, dial (844) 512-2921 (U.S.), and use passcode 13737618. International callers should dial (412) 317-6671 and enter the same conference ID number.
About DigitalBridge Group, Inc.
DigitalBridge (NYSE: DBRG) is a leading global digital infrastructure firm. With a heritage of over 25 years investing in and operating businesses across the digital ecosystem including cell towers, data centers, fiber, small cells, and edge infrastructure, the DigitalBridge team manages a $69 billion portfolio of digital infrastructure assets on behalf of its limited partners and shareholders. Headquartered in Boca Raton, DigitalBridge has key offices in New York, Los Angeles, London, Luxembourg and Singapore. For more information, visit: www.digitalbridge.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, our ability to grow our business by raising capital for our funds and the companies that we manage; our position as an owner and investment manager of digital infrastructure and our ability to manage any related conflicts of interest; adverse changes in general economic and political conditions, including those resulting from supply chain difficulties, inflation, interest rate increases, a potential economic slowdown or a recession; our exposure to business risks in Europe, Asia and other foreign markets; our ability to obtain and maintain financing arrangements, including securitizations, on favorable or comparable terms or at all; the ability of our managed companies to attract and retain key customers and to provide reliable services without disruption; the reliance of our managed companies on third-party suppliers for power, network connectivity and certain other services; our ability to increase assets under management ("AUM") and expand our existing and new investment strategies; our ability to integrate and maintain consistent standards and controls, including our ability to manage our acquisitions in the digital infrastructure and investment management industries effectively; our business and investment strategy, including the ability of the businesses in which we have significant investments to execute their business strategies; performance of our investments relative to our expectations and the impact on our actual return on invested equity, as well as the cash provided by these investments and available for distribution; our ability to deploy capital into new investments consistent with our investment management strategies; the availability of, and competition for, attractive investment opportunities and the earnings profile of such new investments; our ability to achieve any of the anticipated benefits of certain joint ventures, including any ability for such ventures to create and/or distribute new investment products; our expected hold period for our assets and the impact of any changes in our expectations on the carrying value of such assets; the general volatility of the securities markets in which we participate; the market value of our assets; interest rate mismatches between our assets and any borrowings used to fund such assets; effects of hedging instruments on our assets; the impact of economic conditions on third parties on which we rely; the impact of any security incident or deficiency affecting our systems or network or the system and network of any of our managed companies or service providers; any litigation and contractual claims against us and our affiliates, including potential settlement and litigation of such claims; our levels of leverage; the impact of legislative, regulatory and competitive changes, including those related to privacy and data protection; the impact of our transition from a real estate investment trust ("REIT") to a taxable C corporation for tax purposes, and the related liability for corporate and other taxes; whether we will be able to utilize existing tax attributes to offset taxable income to the extent contemplated; our ability to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); changes in our board of directors or management team, and availability of qualified personnel; our ability to make or maintain distributions to our stockholders; and our understanding of and ability to successfully navigate the competitive landscape in which we and our managed companies operate and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 under the heading “Risk Factors,” as such factors may be updated from time to time in the Company’s subsequent periodic filings with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in the Company’s reports filed from time to time with the SEC.

The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. The Company is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so.
Source: DigitalBridge Group, Inc.
Investor Contacts:
Severin White
Managing Director, Head of Public Investor Relations
severin.white@digitalbridge.com
212-547-2777

(FINANCIAL TABLES FOLLOW)

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	March 31, 2023	December 31, 2022
	(unaudited)
Assets
Cash and cash equivalents	$668,524	$918,254
Restricted cash	155,690	118,485
Investments	1,226,952	1,242,001
Real estate	5,964,807	5,921,298
Goodwill	907,937	761,368
Deferred leasing costs and intangible assets	1,098,520	1,092,167
Other assets	642,451	654,050
Due from affiliates	67,285	45,360
Assets held for disposition	11,263	275,520
Total assets	$10,743,429	$11,028,503
Liabilities
Corporate debt	$569,771	$568,912
Non-recourse investment-level debt	4,752,050	4,587,228
Intangible liabilities	28,441	29,824
Other liabilities	1,133,568	1,272,096
Liabilities related to assets held for disposition	374	380
Total liabilities	6,484,204	6,458,440
Commitments and contingencies
Redeemable noncontrolling interests	107,413	100,574
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $827,711 and $827,779 liquidation preference; 250,000 shares authorized; 33,108 and 33,111 shares issued and outstanding	800,303	800,355
Common stock, $0.04 par value per share
Class A, 949,000 shares authorized; 161,834 and 159,763 shares issued and outstanding	6,473	6,390
Class B, 1,000 shares authorized; 166 shares issued and outstanding	7	7
Additional paid-in capital	7,823,722	7,818,068
Accumulated deficit	(7,176,706)	(6,962,613)
Accumulated other comprehensive income (loss)	(1,478)	(1,509)
Total stockholders’ equity	1,452,321	1,660,698
Noncontrolling interests in investment entities	2,650,893	2,743,896
Noncontrolling interests in Operating Company	48,598	64,895
Total equity	4,151,812	4,469,489
Total liabilities, redeemable noncontrolling interests and equity	$10,743,429	$11,028,503

Supplemental Schedule to Consolidated Balance Sheets
(In thousands, unaudited)

	Investment Management		Operating		Corporate and Other
	March 31, 2023	December 31, 2022	March 31, 2023	December 31, 2022	March 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$56,943	$39,563	$65,097	$65,975	$546,484	$812,716
Restricted cash	2,324	2,298	152,262	114,442	1,104	1,745
Investments	345,826	395,327	6,804	4,638	874,322	842,036
Real estate	—	—	5,964,807	5,921,298	—	—
Goodwill	444,817	298,248	463,120	463,120	—	—
Deferred leasing costs and intangible assets	128,973	85,172	969,036	1,006,469	511	526
Other assets	15,966	13,356	581,848	573,229	44,637	67,465
Due from affiliates	61,455	41,458	—	—	5,830	3,902
	$1,056,304	$875,422	$8,202,974	$8,149,171	$1,472,888	$1,728,390

Liabilities
Corporate debt	$199,033	$198,677	$70,246	$70,120	$300,492	$300,115
Non-recourse investment-level debt	—	—	4,751,701	4,586,765	349	463
Intangible liabilities	—	—	28,441	29,824	—	—
Other liabilities	218,712	342,696	721,319	725,236	193,537	204,164
	$417,745	$541,373	$5,571,707	$5,411,945	$494,378	$504,742

Redeemable noncontrolling interests	1,098	680	—	—	106,315	99,894

Noncontrolling interests in investment entities (excluding assets held for disposition)	151,985	136,668	2,369,836	2,463,559	127,770	113,390

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2023	2022
Revenues
Fee income	$59,126	$42,837
Carried interest allocation (reversal)	(54,756)	(31,079)
Principal investment income (loss)	3,562	6,454
Property operating income	230,927	202,511
Other income	11,301	12,111
Total revenues	250,160	232,834
Expenses
Property operating expense	97,126	84,003
Interest expense	67,196	44,030
Investment expense	5,751	9,565
Transaction-related costs	8,527	165
Depreciation and amortization	141,574	128,567
Compensation expense - cash and equity-based	74,650	65,542
Compensation expense (reversal) - carried interest and incentive fee	(36,831)	(20,352)
Administrative expenses	26,506	27,885
Total expenses	384,499	339,405
Other income (loss)
Other gain (loss), net	(142,745)	(149,881)
Income (loss) before income taxes	(277,084)	(256,452)
Income tax benefit (expense)	(1,042)	7,413
Income (loss) from continuing operations	(278,126)	(249,039)
Income (loss) from discontinued operations	(14,218)	(94,645)
Net income (loss)	(292,344)	(343,684)
Net income (loss) attributable to noncontrolling interests:
Redeemable noncontrolling interests	6,943	(11,220)
Investment entities	(84,828)	(63,045)
Operating Company	(16,662)	(22,862)
Net income (loss) attributable to DigitalBridge Group, Inc.	(197,797)	(246,557)
Preferred stock dividends	14,676	15,759
Net income (loss) attributable to common stockholders	$(212,473)	$(262,316)
Income (loss) per share—basic
Income (loss) from continuing operations per share—basic	$(1.25)	$(1.27)
Net income (loss) attributable to common stockholders per share—basic	$(1.34)	$(1.84)
Income (loss) per share—diluted
Income (loss) from continuing operations per share—diluted	$(1.25)	$(1.27)
Net income (loss) attributable to common stockholders per share—diluted	$(1.34)	$(1.84)
Weighted average number of shares
Basic	158,446	142,485
Diluted	158,446	142,485

Supplemental Schedule to Consolidated Statements of Operations
(In thousands, unaudited)

	Investment Management		Operating		Corporate and Other
	Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
	2023	2022	2023	2022	2023	2022
Revenues
Fee income	$60,098	$43,637	$—	$—	$(972)	$(800)
Carried interest allocation	(54,756)	(31,079)	—	—	—	—
Principal investment income (loss)	318	17	—	—	3,244	6,437
Property operating income	—	—	230,927	202,511	—	—
Other income	1,169	1,256	737	11	9,395	10,844
Total revenues	6,829	13,831	231,664	202,522	11,667	16,481
Expenses
Property operating expense	—	—	97,126	84,003	—	—
Interest expense	2,603	2,502	59,984	36,184	4,609	5,344
Investment expense	536	1,140	5,203	8,016	12	409
Transaction-related costs	5,192	—	—	—	3,335	165
Depreciation and amortization	6,409	5,276	134,699	122,891	466	400
Compensation expense—cash and equity-based	28,182	24,808	27,179	19,956	19,289	20,778
Compensation expense (reversal)—incentive fee and carried interest	(36,831)	(20,352)	—	—	—	—
Administrative expenses	6,407	4,171	7,240	6,899	12,859	16,815
Total expenses	12,498	17,545	331,431	277,949	40,570	43,911
Other gains (losses), net	3,082	(3,055)	1,769	956	(147,596)	(147,782)
Losses from continuing operations before income taxes	(2,587)	(6,769)	(97,998)	(74,471)	(176,499)	(175,212)
Income tax benefit (expense)	(217)	(2,374)	56	330	(881)	9,457
Loss from continuing operations	(2,804)	(9,143)	(97,942)	(74,141)	(177,380)	(165,755)
Income (loss) from continuing operations attributable to noncontrolling interests:
Redeemable noncontrolling interests	418	(3,266)	—	—	6,525	(7,954)
Investment entities	(857)	2,349	(86,254)	(60,196)	1,766	977
Operating Company	(167)	(624)	(899)	(1,121)	(14,522)	(14,007)
Loss from continuing operations attributable to DigitalBridge Group, Inc.	$(2,198)	$(7,602)	$(10,789)	$(12,824)	$(171,149)	$(144,771)

Distributable Earnings (DE)
(In thousands, except per share data, unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022
Net income (loss) attributable to common stockholders	$(212,473)	$(262,316)
Net income (loss) attributable to noncontrolling common interests in Operating Company	(16,662)	(22,862)
Net income (loss) attributable to common interests in Operating Company and common stockholders	(229,135)	(285,178)
Adjustments for Distributable Earnings (DE):
Transaction-related and restructuring charges(1)	18,391	24,668
Other (gain) loss, net (excluding realized gain or loss related to digital assets and fund investments in Corporate and Other)	141,229	130,224
Unrealized carried interest (allocation) reversal, net of associated compensation (expense) reversal	18,240	13,078
Compensation expense - equity-based	16,339	18,720
Depreciation and amortization	141,220	130,597
Straight-line rent revenue and expense	(1,727)	(2,548)
Amortization of acquired above- and below-market lease values, net	26	(248)
Impairment reversal (loss)	—	23,802
Non-revenue enhancing capital expenditures	(8,564)	(1,372)
Finance lease interest expense, debt prepayment penalties and amortization of deferred financing costs, debt premiums and discounts	15,523	98,465
Income tax effect on certain of the foregoing adjustments	—	(589)
Adjustments attributable to noncontrolling interests in investment entities	(118,563)	(132,237)
DE from discontinued operations(4)	3,656	(22,446)
After-tax DE	$(3,365)	$(5,064)

DE per common share / common OP unit(2)	$(0.02)	$(0.03)
DE per common share / common OP unit—diluted(2)(3)	$(0.02)	$(0.03)
Weighted average number of common OP units outstanding used for DE per common share and OP unit(2)	173,127	157,248
Weighted average number of common OP units outstanding used for DE per common share and OP unit—diluted (2)(3)	173,127	157,248

_________
(1) Restructuring charges primarily represent costs and charges incurred as a result of corporate restructuring and reorganization to implement the digital evolution. These costs and charges include severance, retention, relocation, transition, shareholder settlement and other related restructuring costs, which are not reflective of the Company’s core operating performance.
(2) Calculated based on weighted average shares outstanding including participating securities and assuming the exchange of all common OP units outstanding for common shares.
(3) For the three months ended March 31, 2023 and March 31, 2022, excluded from the calculation of diluted DE per share are Class A common stock or OP units issuable in connection with performance stock units, performance based restricted stock units and Wafra’s warrants, of which the issuance and/or vesting are subject to the performance of the Company's stock price or the achievement of certain Company specific metrics, and the effect of adding back interest expense associated with convertible senior notes and weighted average dilutive common share equivalents for the assumed conversion of the convertible senior notes as the effect of including such interest expense and common share equivalents would be antidilutive.
(4) During the first quarter of 2023, the Company sold all of its equity investment in BrightSpire Capital, Inc. (NYSE: BRSP). The Company's investment in BRSP qualified as held for sale and discontinued operations in March 2023. Accordingly, for all prior periods presented, the equity method investment in BRSP is presented as assets held for disposition on the consolidated balance sheets and equity method earnings (loss) from BRSP is presented as loss from discontinued operations on the consolidated statements of operations. This change is reflected retrospectively.

Distributable Earnings (DE)
DE is an after-tax measure that differs from GAAP net income or loss from continuing operations as a result of the following adjustments, including adjustment for our share of similar items recognized by our equity method investments, where applicable: transaction-related costs; restructuring charges (primarily severance and retention costs); realized and unrealized gains or losses, except realized gains or losses related to digital assets, including fund investments, in Corporate and Other; depreciation, amortization and impairment charges; interest expense on finance leases; debt prepayment penalties and amortization of deferred financing costs, debt premiums and discounts; our share of unrealized carried interest allocation, net of associated compensation expense; equity-based compensation costs; effect of straight-line lease income and expense; impairment of equity investments directly attributable to decrease in value of depreciable real estate held by the investee; non-revenue enhancing capital expenditures necessary to maintain operating real estate; and income tax effect on certain of the foregoing adjustments. Income taxes included in DE reflect the benefit of deductions arising from certain expenses that are excluded from the calculation of DE, such as equity-based compensation, as these deductions do decrease actual income tax paid or payable by the Company in any one period There are no differences in the Company’s measurement of DE and AFFO. Therefore, previously reported AFFO is the equivalent to DE and prior period information has not been recast. DE is presented on a reportable segment basis and for the Company in total.

We believe that DE is a meaningful supplemental measure as it reflects the ongoing operating performance of our core business by generally excluding items that are non-core in nature and allows for our operating results to be more comparable period-over-period and relative to other companies in similar lines of business.